AMENDMENT NO. 1
                               to
                    STOCK PURCHASE AGREEMENT



     This Amendment No. 1 to Stock Purchase Agreement (this "Amendment") is entered into as of October 9, 2003, by and between Solico International, Inc., a Texas corporation ("Purchaser"), and Vance Campbell, Tom Campbell, Cantrell Partners, and Lynn Kinney (collectively the "Sellers"). The Purchaser and the Sellers are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                            RECITALS

     WHEREAS, the Parties previously entered into that certain
Stock Purchase Agreement as of September 22, 2003 (the "Stock
Purchase Agreement"); and

     WHEREAS, the Parties, in accordance with Section 10.8 of the Stock Purchase Agreement, desire to amend the terms of the Stock
Purchase Agreement to their mutual benefit in accordance with the terms of this Amendment;

     NOW THEREFORE, the Parties, in consideration of the above recitals, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby agree to the following:

  1. AMENDMENT OF SECTION 2.1. Subsection (a) of Section 2.1 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(a)   First Closing.  The closing  (the "First
          Closing") of the purchase and sale of 170,194 of the Purchased Shares (the "First Closing Shares"), for an aggregate purchase price of $340,388 (the "First Purchase Price"), as indicated for each Seller on Schedule A attached hereto under the column "First Closing," will take place at 11:00 a.m. Central, on or before October 31, 2003 at the offices of Andrews & Kurth L.L.P., 111 Congress Avenue, Suite 1700, Austin, Texas 78701, or at such other time and place as the Parties may agree."

  2. AMENDMENT OF SECTION 7.3.  Section 7.3 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

          "(a) Purchaser and George K. Broady ("Broady") shall have entered into a definitive, binding agreement (the "Broady Purchase Agreement"), satisfactory to Purchaser and its counsel, pursuant to which Purchaser shall acquire (or have the right to acquire) a minimum of 1,064,718 shares (the "Broady Shares") of Common Stock owned by Broady


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          "(b) Purchaser, John Broady, Ruth Ward, Mary Bill,
          Judith Mader, Vincent Suttmeier and Robert
          Suttmeier shall have entered into a definitive, binding agreement (the "Additional Purchase Agreement"), satisfactory to Purchaser and its counsel, pursuant to which Purchaser shall acquire (or have the right to acquire) a minimum of 127,350 shares (the "Additional Shares") of Common Stock; and

          "(c) all conditions precedent to the obligations of Purchaser to purchase the Broady Shares and the Additional Shares and perform all of its obligations under the Broady Purchase Agreement and the Additional Purchase Agreement shall have been satisfied or waived by Purchaser in writing."

  3. AMENDMENT OF SECTION 7.4.  Section 7.4 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

          "[Intentionally Deleted]"

  4. AMENDMENT OF SECTION 8.1. Subsection (e) of Section 8.1 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(e) by either Purchaser or Sellers (by action of Sellers owning a majority of the Shares owned by all Sellers) if the First Closing has not occurred on or before November 15, 2003, or such later date as the parties may agree upon; or"

  5. EFFECT OF AMENDMENT. Except as expressly amended by the terms hereof, the terms and provisions of the Stock Purchase
     Agreement shall continue in full force and effect.

  6. COUNTERPARTS. This Amendment may be executed by facsimile signature in one or more counterparts, each of which will be deemed to constitute an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.



                    [Signature Page Follows]










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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                              SOLICO INTERNATIONAL, INC.,
                              a Texas corporation


                              By:  /s/  J. COLLIER SPARKS
                                 -----------------------------
                              Name:  J. Collier Sparks
                                   ---------------------------
                              Title: President
                                    --------------------------


                              /s/  VANCE CAMPBELL
                              --------------------------------
                              Vance Campbell


                              /s/  TOM CAMPBELL
                              --------------------------------
                              Tom Campbell


                              CANTRELL PARTNERS

                              By:  /s/  LYNN KINNEY
                                 -----------------------------
                              Name:  Lynn Kinney
                                   ---------------------------
                              Title:  Managing Partner
                                    --------------------------


                              /s/  LYNN KINNEY
                              --------------------------------
                              Lynn Kinney





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